UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): June 30, 2019

DAWSON GEOPHYSICAL COMPANY

(Exact name of Registrant as specified in its charter)

TEXAS	001-32472	74-2095844
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

508 West Wall, Suite 800

Midland, Texas 79701

(Address of principal executive offices) (Zip Code)

(432) 684-3000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DWSN	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry Into Material Definitive Agreements.

Amendment to Credit Facility

Effective as of June 30, 2019, Dawson Geophysical Company (the “Company”) entered into an amendment (the “Amendment”) to the Amended and Restated Loan and Security Agreement (as amended, the “Amended Loan Agreement”) for the purpose of amending and extending the Company’s line of credit with its lender, Veritex Community Bank, a Texas state bank (“Veritex Bank”).  The Amended Loan Agreement continues to provide for a revolving credit facility (the “Revolving Credit Facility”) in an amount up to the lesser of (i) $20,000,000 or (ii) a sum equal to (a) 80% of the Company’s eligible accounts receivable (less the outstanding principal balance of term loans and letters of credit under the Amended Loan Agreement) and (b) the lesser of (i) 50% of the value of certain of the Company’s core equipment or (ii) $12,500,000.  As of June 30, 2019, the Company has not borrowed any amounts under the Revolving Credit Facility.

The Revolving Credit Facility now matures on September 30, 2019, which date was extended in the Amended Loan Agreement from a previous maturity of June 30, 2019.  The Company and Veritex Bank have mutually agreed to use commercially reasonable efforts to extend the Revolving Credit Facility, in accordance with past practice, for a period of two years from the date of the Amendment.

The Company continues to be obligated to meet certain financial covenants quarterly, including maintaining a minimum tangible net worth. The Amended Loan Agreement now provides that the Company will maintain a required tangible net worth of not less than $75,000,000. The remaining terms and conditions of the Amended Loan Agreement generally continue in the form existing prior to the Amendment.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report and is incorporated by reference herein.

Item 2.03.                                        Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 30, 2019, Wayne A. Whitener, Executive Vice Chairman of the Company, retired from his position as an officer and employee of the Company and resigned from the Company’s board of directors (the “Board”).

In connection with Mr. Whitener’s retirement, the Company and Mr. Whitener have entered into a letter agreement (the “Letter Agreement”) to amend Mr. Whitener’s existing employment agreement. Under the terms of the Letter Agreement, following his retirement, Mr. Whitener will continue to receive payments equal to his current base salary through February 11, 2022. The Letter Agreement also provides that Mr. Whitener’s vested stock options will continue to be exercisable by Mr. Whitener following his retirement at any time prior to their expiration on July 31, 2019. The foregoing description of the Letter Agreement does not purport to set forth the complete terms thereof and is qualified in its entirety by reference to the Letter Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT NUMBER		DESCRIPTION
10.1	—	Eighteenth Amendment to Amended and Restated Loan and Security Agreement, by and between Veritex Community Bank and Dawson Geophysical Company, dated June 30, 2019

10.2	—	Letter Agreement, dated June 30, 2019, between Wayne A. Whitener and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAWSON GEOPHYSICAL COMPANY

Date: July 1, 2019	By:	/s/ James K. Brata
James K. Brata
Executive Vice President, Chief Financial Officer, Secretary and Treasurer